Exhibit 99.1
FOR IMMEDIATE RELEASE
ASYST TECHNOLOGIES TO FILE VOLUNTARY CHAPTER 11 PETITION,
RELATED FILINGS IN JAPAN
Company Expects to Continue Operations As It
Seeks to Maximize Value of its Assets for Stakeholders
FREMONT, CA – April 20, 2009 — Asyst Technologies, Inc. (Nasdaq:ASYT), a leading provider of integrated automation solutions that enhance semiconductor and flat panel display manufacturing productivity, announced that it expects to file today a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. The company’s Japanese subsidiaries, Asyst Technologies Japan Holdings Company, Inc. and Asyst Technologies Japan, Inc., earlier today entered into related voluntary proceedings under Japan’s Corporate Reorganization Law (Kaisha Kosei Ho).
     As a result of the global economic recession, demand for semiconductor manufacturing equipment has declined dramatically. Over the past several months, the company has undertaken significant efforts to reduce its expense structure and working capital requirements in response to these unprecedented conditions. These efforts have included significant decreases in non-labor expenses, work force reductions, executive salary cuts, reductions in benefits, and mandatory time off. As a result, the company has significantly reduced its cash breakeven level. The company also has been exploring strategic alternatives, including a sale of the company and/or significant asset sales, which would maximize value on behalf of all of the company’s stakeholders. However, recent delays in customer projects and related cash collections, a constriction in available borrowing from lenders, acceleration of vendor payment obligations, and inability to generate sufficient cash flow or identify new sources of liquidity have caused the company to seek bankruptcy protection in order to be better able to manage its operations through a restructuring process.
     Through its Chapter 11 case, the company intends to effectuate a disposition of its assets or other strategic alternative that will maximize value for all constituencies. The company expects to continue essential operations, including product support, service and warranty programs, during this process. Importantly, the parallel bankruptcy proceedings in the U.S. and Japan will permit the company to preserve the going concern value of its assets in order to minimize any impact or disruption to the company’s continued ability to develop, maintain, and service its intellectual property.
     The initiation of these proceedings in the United States and Japan are events of default under Asyst’s senior secured term and revolving credit agreement with KeyBank National Association, as lead manager and administrative agent, and under lines of credit from Japanese banks previously available to our subsidiaries in Japan, as well as other agreements to which Asyst and subsidiary entities are a party. These defaults automatically accelerated the outstanding indebtedness under the term loan and revolving credit agreements and lines of credit.
     The company is seeking Court approval of a stipulation with KeyBank National Association, agent for the company’s lenders under its principal credit facility, permitting the company’s use of cash collateral during its bankruptcy case. The company is also evaluating sources of debtor-in-possession financing to provide additional liquidity during the Chapter 11 process.

Forward Looking Statements
Except for statements of historical fact, the statements in this release are forward-looking. Forward-looking statements include information concerning our Chapter 11 filing, prospects for restructuring our debt, reorganizing or continuing our business, and fulfilling our contractual obligations, and the financial and other goals of our headcount reductions. All forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made.
The risks and uncertainties related to the reorganization proceedings in Japan and Chapter 11 filing in the United States include risks that:
•	these proceedings could have a material negative impact on our global business, results of operations, financial condition, cash management capability, and relationships with employees, customers, suppliers, and contract manufacturers;

•	we may not be able to obtain initial and subsequent court orders on desired terms, including our ability to use available cash to meet essential ongoing obligations; we may not have sufficient cash to fund our operations and may not be able to obtain additional financing on desired terms or court approvals required for such financing, if any, that may be available; a court having jurisdiction over our operations may issue orders or otherwise act or omit to act in a manner that adversely affects our operations; and Asyst may not obtain timely the requisite approvals of affected creditors or the applicable courts for our intended restructuring plan, leading to the liquidation of Asyst’s assets;

•	Asyst’s common stock will likely have no future value and may be cancelled in connection with the bankruptcy proceeding;

•	the staff of the NASDAQ Stock Market will likely send Asyst a letter soon after the bankruptcy filing to the effect that our common shares will be delisted from the NASDAQ Global Market unless we timely request a hearing and obtain relief from delisting; NASDAQ may suspend trading in our shares; we may decide not to seek a hearing, which would lead to a delisting of our shares in the near future; and even if we do elect a hearing, our efforts to avoid delisting may not be successful and our shares would then be delisted;

•	we may not be able to continue our operations and restructure successfully during the pendency of the reorganization and bankruptcy proceedings, which could affect our ability to attract a buyer for the businesses or assets of the company (or the consideration a buyer would be willing to pay for the businesses or assets of the company);

•	these proceedings and a delisting of our shares from NASDAQ could lead to reduced information in reports that we file with the SEC during the proceedings if we obtain “no action” relief from the SEC staff for that purpose, or, alternatively, could lead to circumstances in which we are no longer required to file any reports or other documents under the Securities Exchange Act of 1934;

•	the anticipated cost savings related to reductions in force, temporary furloughing of employees and other measures we have taken or may take in the future may be insufficient to allow us enough time to achieve an orderly disposition of our assets or a sale or merger of the company ; and

•	the instability of the global economy and an inability to obtain debtor-in-possession financing in the credit markets may adversely affect prospects for achieving or sustaining essential operations during the course of an orderly disposition of our assets or a sale or merger of the company.
Other risks that may adversely affect our business, results of operations, financial condition and prospects for restructuring include, but are not limited to: our ability to achieve forecasted cost reductions, revenues, margins and profitability; failure to respond to rapid demand shifts; dependence on a few significant customers; the timing and scope of decisions by customers to transition and expand fabrication facilities and investment in fab automation equipment; ability to maintain or expand market share in our product segments; ability to improve gross margins through product cost reduction, volume increases, and supply chain initiatives; continued risks associated with the acceptance of new products and product capabilities; the volatility of semiconductor industry cycles and the depth and duration of industry downturns; the risk that customers will delay, reduce or cancel planned projects or bookings and thus delay the recognition, amount, or timing of our forecasted revenue or bookings; competition in the semiconductor equipment industry and specifically in AMHS; failure to retain and attract key employees; and other factors more fully detailed in the company’s Annual Report on Forms 10-K and 10-K/A for the year ended March 31, 2008, and other reports filed with the Securities and Exchange Commission.
About Asyst
Asyst Technologies, Inc. is a leading provider of integrated automation solutions that enable semiconductor and flat panel display (FPD) manufacturers to increase their manufacturing productivity and protect their investment in materials during the manufacturing process. Encompassing isolation systems, work-in-process materials management, substrate-handling robotics, automated transport and loading systems, and connectivity automation software, Asyst’s modular, interoperable solutions allow chip and FPD manufacturers, as well as original equipment manufacturers, to select and employ the value-assured, hands-off manufacturing capabilities that best suit their needs. Asyst’s homepage is http://www.asyst.com
“Asyst” is a registered trademark, of Asyst Technologies, Inc. Copyright 1993-2009, Asyst Technologies, Inc. All Rights Reserved.

Contact:	John Swenson Vice President, Investor Relations & Corporate Treasurer 510-661-5000